===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               Therma-Wave, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                               Therma-Wave, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                               THERMA-WAVE, INC.
                               -----------------
                               1250 RELIANCE WAY
                           FREMONT, CALIFORNIA  94539

                                  July 1, 2000

To our stockholders:

     You are cordially invited to the 2000 Annual Meeting of Stockholders for Therma-Wave, Inc.

     DATE:   July 31, 2000
     TIME:   11:00 a.m., Pacific Daylight Time
     PLACE:  Fremont Marriott, 46100 Landing Parkway, Fremont, California 94538

     At the Annual Meeting, you will have the opportunity to vote to:

     .  elect two directors; and

     . approve an amendment to our 2000 Equity Incentive Plan to increase the number of shares of common stock that may be issued under the plan from 300,000 shares (plus any shares returned to the company as a result of terminated options granted under our 1997 Plans and plus an annual increase of one percent of the company's outstanding shares) to a total of 3,300,000 shares (plus any shares returned to the company as a result of terminated options granted under our 1997 Plans and plus an annual increase of one percent of the company's outstanding shares).

     In addition to the formal items of business, Therma-Wave will review the major developments of fiscal 2000 and answer questions that you may have about the company and our activities.

     This letter is your notice of the Annual Meeting and is being sent to stockholders of record as of the close of business on June 15, 2000, who are the only holders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY PERSONALLY VOTE, WHICH WILL REVOKE YOUR SIGNED PROXY. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT.

     We look forward to seeing you at the meeting.

                              Sincerely,

                              L. Ray Christie
                              Vice President, Chief Financial Officer
                              and Secretary

                             PROXY STATEMENT FOR THE
                               THERMA-WAVE, INC.
                      2000 ANNUAL MEETING OF STOCKHOLDERS


                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING


 ABOUT THIS PROXY STATEMENT

     You have been sent this Proxy Statement and the enclosed proxy card because Therma-Wave's board of directors is soliciting your proxy to vote at the 2000 Annual Meeting of Stockholders. This Proxy Statement summarizes the information that you will need in order to vote at the Annual Meeting. However, you need not attend the Annual Meeting in order to vote your shares. You may instead simply complete, sign and return the enclosed proxy card to register your vote.

     This Proxy Statement and the enclosed proxy card were sent on June 30, 2000 to all stockholders who owned Therma-Wave common stock at the close of business on June 15, 2000, who are the only stockholders entitled to vote at the Annual Meeting. For ten days prior to the Annual Meeting, a list of Therma-Wave's stockholders will be open for examination at Therma-Wave's headquarters by any stockholder for any reason relating to the meeting. As of the record date, there were 23,672,776 shares of Therma-Wave common stock outstanding.

 NUMBER OF VOTES

     Each share of Therma-Wave common stock entitles you to one vote on each proposal at the Annual Meeting. The enclosed proxy card indicates the number of shares of Therma-Wave common stock that you own.

 THE QUORUM REQUIREMENT

     At the Annual Meeting, inspectors of election will determine whether there is a quorum present. A quorum is required to conduct any business at the Annual Meeting. For a quorum to be present, the holders of a majority of the outstanding shares of common stock must be present in person or by proxy. If you mark your proxy card "abstain," or if your proxy vote is held in street name by your broker and it is not voted on all proposals, your proxy vote will nonetheless be counted as present for purposes of determining a quorum.

 VOTING BY PROXY

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

     If you fill out your proxy card properly and return it in time to vote, your shares will be voted as you have directed. If you sign the proxy card but do not make any specific indications of how you wish to vote, a proxy representative will vote your shares:

     .  "FOR" the election of the two nominees for Class I director; and

     . "FOR" the approval of an amendment to our 2000 Equity Incentive Plan to increase the number of shares of common stock that may be issued under the plan from 300,000 shares (plus any shares returned to the company as a result of terminated options granted under our 1997 Plans and plus an annual increase of one percent of the company's outstanding shares) to a total of 3,300,000 shares (plus any shares returned to the company as a result of terminated options granted under our 1997 Plans and plus an annual increase of one percent of the company's outstanding shares).

     If any other matter is presented at the Annual Meeting, your shares will be voted in accordance with the proxy representative's best judgement. Presently, the company knows of no matters to be addressed at the Annual Meeting beyond those described in this Proxy Statement.

 REVOKING YOUR PROXY

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in the following ways:

     .  You may send in another proxy with a later date.

     . You may notify Therma-Wave's Secretary in writing before the Annual Meeting.

     .  You may attend the meeting and vote in person.

VOTING IN PERSON

     If you plan to attend the Annual Meeting and vote in person, you will be given a ballot when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on June 15, 2000, the record date for voting.

APPROVING THE PROPOSALS

     At the Annual Meeting, the two nominees for director receiving the greatest number of votes cast in person or by proxy will be elected. If you are present and do not vote, or if you send in your proxy marked "withheld," your vote will have no impact on the election of those directors as to whom you have withheld votes.

     In order for the amendment to the 2000 Equity Incentive Plan to be approved, the amendment must receive an affirmative vote from a majority of the shares present and voting, cast either in person or by proxy. Abstentions will be counted as if they were votes against the amendment.

THE EFFECT OF BROKER NON-VOTES

     Under the rules of the Nasdaq National Market, if your broker holds your shares in its name, your broker will be entitled to vote your shares on the proposals even if it does not receive instructions from you. If your broker does not vote your shares on either of the proposals, these "broker non-votes" will not be counted as voting either for or against the proposals.

THE COST OF SOLICITING PROXIES

     Therma-Wave will pay all of the costs of soliciting these proxies. In addition to mailing proxy solicitation material, Therma-Wave's directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. Therma-Wave will not compensate these directors and employees additionally for this solicitation, but Therma-Wave may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting the proxies. Therma-Wave will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their principals, and Therma-Wave will reimburse them for any out-of-pocket expenses that they reasonably incur in the process of forwarding the materials.

                                   PROPOSALS

     The Therma-Wave board of directors is soliciting your vote with respect to each of the following proposals. The company does not expect any other matters to come before the meeting; however, if another matter is voted upon, your shares will be voted in accordance with your proxy representatives' best judgment. The board recommends that you vote "FOR" each of the following proposals:

     Proposal I:  Electing Directors

     The board has nominated G. Leonard Baker, Jr. and Ian K. Loring as Class I directors to be elected at the Annual Meeting. Certain information regarding these nominees and each of the other directors is set forth below under the caption "The Board of Directors." If you elect them, Mr. Baker and Mr. Loring will hold office until the annual meeting in 2003, or until their successors have been elected.

     The company knows of no reason why either of these nominees may be unable to serve as a director. If a nominee is unable to serve, your proxy may vote for another nominee proposed by the board. If any director resigns, dies or is otherwise unable to serve out a complete term, or the board increases the number of directors, the board may fill the vacancy through a majority vote of those serving at that time.

     Proposal II:   Amending the 2000 Equity Incentive Plan to increase the
                    number of shares of common stock that may be issued under the plan from 300,000 shares (plus any shares returned to the company as a result of terminated options granted under our 1997 Plans and plus an annual increase of one percent of the company's outstanding shares) to a total of 3,300,000 shares (plus any shares returned to the company as a result of terminated options granted under our 1997 Plans and plus an annual increase of one percent of the company's outstanding shares).

     The board has approved an amendment to the 2000 Equity Incentive Plan (the "2000 Plan") to increase the number of shares of our common stock available to employees. The increase would allow more employees to participate to a greater degree in the 2000 Plan and receive potentially greater benefits from future appreciation of the company's stock.

     If this amendment is not approved, the company may not be able to recruit and retain the best possible employees.

                                PROPOSAL NO. 1:
                                ---------------
                       ELECTION OF G. LEONARD BAKER, JR.
                               AND IAN K. LORING
                              AS CLASS I DIRECTORS

THE BOARD OF DIRECTORS

     The board oversees the business and other affairs of Therma-Wave and monitors the performance of management. In accordance with corporate governance principles, the board does not involve itself in the day-to-day operations of Therma-Wave. Board members keep themselves informed through discussions with the Chairman of the Board, other key executives and the company's principal external advisors (such as legal counsel, independent public accountants, investment bankers and other consultants) by reading reports and other materials that are sent to them and by participating in board meetings.

     As of June 15, 2000, five individuals were serving on the board. Board members are divided into three classes, and the term of service for each class expires in a different year, with each director serving a term of three years, or until a successor is elected.

     The board held four meetings during fiscal 2000. All incumbent board members except for Adam Kirsch (who resigned from the board on June 14, 2000) participated in 75 percent or more of the aggregate of (i) the total number of board meetings held during their periods of service and (ii) the total number of meetings held by board committees on which they served during their periods of service.

CLASS I DIRECTORS (NOMINATED FOR ELECTION)

NAME OF NOMINEE                 AGE                         POSITIONS HELD
------------------------------  ---  -------------------------------------------------------------
G. Leonard Baker, Jr.            57  With Therma-Wave:
   Director                          .  Director since 1997
                                     With Others:
                                     .  Managing Director of the General Partner of Sutter
                                        Hill Ventures since 1974
                                     .  Director of Praecis Pharmaceuticals, Inc. and several
                                        privately-held companies.

Ian K. Loring                    33  With Therma-Wave:
  Director                           .  Director since May 1999
                                     With Others:
                                     .  Principal of Bain Capital, Inc. since 1997
                                     .  Associate of Bain Capital, Inc. from 1996 to 1997
                                     .  Vice President of Berkshire Partners from 1993 to 1996

 CLASS II DIRECTORS (TERM EXPIRING AT THE 2001 ANNUAL MEETING)

NAME OF DIRECTOR                AGE                         POSITIONS HELD
------------------------------  ---  -------------------------------------------------------------
David Dominik                    44  With Therma-Wave:
   Director                          .  Director since 1997
                                     With Others:
                                     .  Special Limited Partner of Bain Capital, Inc. since 2000
                                     .  Co-founder and Managing Director of CCG, Inc. since
                                        2000
                                     .  Managing Director of Bain Capital, Inc. from 1993 to 2000
                                     .  Managing Director of Information Partners, Inc. since
                                        1993
                                     .  Director of ChipPAC, Inc., Dynamic Details, Incorporated,
                                        Integrated Circuit Systems, Inc., OneSource Information
                                        Services, Inc. and several privately held companies

Martin M. Schwartz               55  With Therma-Wave:
  President, Chief Executive         .  Chief Executive Officer since July 1999
   Officer and Director              .  President, Chief Operating Officer and Director since 1998
                                     With Others:
                                     .  President, Chief Executive Officer and Director of
                                        Southwall Technologies Inc. from 1994 to 1998

CLASS III DIRECTORS (TERM EXPIRING AT THE 2002 ANNUAL MEETING)

NAME OF DIRECTOR                AGE                 POSITIONS HELD
------------------------------  ---  --------------------------------------------
Allan Rosencwaig                 59  With Therma-Wave:
   Chairman of the Board and         .  Chairman of the Board since 1982
    Chief Technology Officer         .  Chief Technology Officer since July 1999
                                     .  Chief Executive Officer from 1982 to 1999
                                     .  President from 1982 to 1998
                                     .  Co-founder in 1982


     The board of directors recommends a vote FOR G. Leonard Baker, Jr. and Ian
K. Loring as Class I directors as set forth in Proposal No. 1.

                                PROPOSAL NO. 2:
                                ---------------
                        APPROVAL OF THE AMENDMENT TO THE
                           2000 EQUITY INCENTIVE PLAN
                        TO INCREASE THE NUMBER OF SHARES
                            AUTHORIZED FOR ISSUANCE

GENERAL DESCRIPTION OF THE 2000 EQUITY INCENTIVE PLAN

     Our 2000 Plan was originally adopted by the board of directors and approved by the stockholders on January 31, 2000 and February 2, 2000, respectively. The 2000 Plan provides for the grant of incentive stock options to our employees (including officers and employee directors) and for the grant of nonstatutory stock options and to our employees, directors and consultants. A total of (1) 300,000 shares of common stock, (2) any shares returned to the company's 1997 Plans (1997 Stock Purchase and Option Plan, 1997 Employee Stock Purchase and Option Plan and 1997 Special Employee Stock Purchase and Option Plan) as a result of termination of options and (3) annual increases to be added on the date of each annual meeting of stockholders of Therma-Wave commencing in 2000 equal to one percent of the outstanding shares of common stock, or a lesser amount as may be determined by the board of directors, have been reserved for issuance pursuant to the 2000 Plan. As of June 15, 2000, options to purchase 225,086 shares of common stock have been awarded under the 2000 Plan.

     In May 2000 the board of directors approved an amendment to the 2000 Plan to increase the number of shares available under the 2000 Plan to be distributed to our employees in the form of stock options from 300,000 (plus any shares returned to the company as a result of terminated options granted under our 1997 Plans and plus an annual increase of one percent of the company's outstanding shares) to 3,300,000 (plus any shares returned to the company as a result of terminated options granted under our 1997 Plans and plus an annual increase of one percent of the company's outstanding shares). Under the terms of the 2000 Plan, in order for the board of directors' amendment to be effective, it must be approved by our stockholders. The full text of the proposed amendment is attached to this proxy statement as Annex A. Stockholders are urged to read the proposed amendment in its entirety.

     The following table shows the participation of the company's Named Executives (as described on page 13) individually, all executive officers as a group, all directors as a group, and all employees as a group (excluding executive officers) in the 2000 Plan during the last fiscal year:

                                                                         2000 EQUITY INCENTIVE PLAN
                                                                        -----------------------------
NAME AND POSITION                                                       DOLLAR VALUE  NUMBER OF UNITS
----------------------------------------------------------------------  ------------  ---------------
Allan Rosencwaig, Chairman of the Board and Chief Technology Officer        $      -               -

Martin M. Schwartz, President and Chief Executive Officer                          -               -

Jon L. Opsal, Vice President, Research and Development                             -               -

W. Lee Smith, Vice President, Marketing and Product Management                     -               -

Raymond Osofsky, Vice President, Engineering                                       -               -

Executive Group (9 persons, including the 5 Named Executives)               $400,000           20,000

Directors                                                                          -                -

Non-Executive Officer Employee Group                                        $637,453           21,886


What Is the 2000 Plan?

    The 2000 Plan allows the board of directors to grant stock options to employees and others in order to attract and retain the best possible personnel for positions of substantial responsibility and to promote the success of Therma-Wave's business.

Who Is Eligible to Participate in the 2000 Plan?

    Employees, officers and directors of the company are eligible to receive awards of stock options under the 2000 Plan. Also, any advisor engaged by the company to provide services to the company may receive stock options under the 2000 Plan. The compensation committee of the board determines the people it wants to give stock option grants to and the number of shares and options it granted to each person.

What Is the Maximum Compensation that a Participant May Receive Under the 2000 Plan?

    No one may be granted options to purchase more than 500,000 shares of common stock in any fiscal year. However, any employee, officer or director may be granted options to purchase up to an additional 500,000 shares of common stock in connection with his or her initial service which would not be counted toward the 500,000 shares of common stock that can be granted in a fiscal year. This cap on the number of shares of common stock that can be granted as options will be adjusted for any stock split reverse stock split, dividend or any other similar increase or decrease in the issued number of shares of our common stock.

What Is the Price of the Options Granted Under the 2000 Plan?

    The exercise price of the options granted under the 2000 Plan will be determined by the compensation committee of the board of directors at the time the options are granted. However, the exercise price of the options must be at least 100% of the reported closing value of our common stock as reported on the Nasdaq National Market on the day before the date the options are granted. Furthermore, if the individual receiving the stock options under the 2000 Plan owns more than ten percent of the voting power of the outstanding stock then the options granted to that individual must be at least equal to 110% of the closing value of our common stock on the day before the date the options are granted.

How Can Options Granted Under the 2000 Plan Be Exercised?

    Options granted under the 2000 Plan are generally not transferable by the optionee, and each option is exercisable during the lifetime of the optionee and only by the optionee. Options granted under the 2000 Plan must generally be exercised within three months after the end of a recipient's status as an employee, director or consultant of Therma-Wave, or within 12 months after the individual's termination by death or disability, but in no event later than the expiration of the option term.

What Is the Term of Options Granted Under the 2000 Plan?

    Generally, the term of all options granted under the 2000 Plan is limited to ten years from the date they were granted. However, incentive stock options granted to anyone who owns more than ten percent of the voting power of our outstanding stock are limited to a term of five years from the date they were granted.

What Happens to the Options Granted Under the 2000 Plan if Therma-Wave Merges with Another Company?

    The 2000 Plan provides that in the event of a merger of Therma-Wave with or into another corporation, or a sale of substantially all of our assets, each option will be assumed or an equivalent option will be substituted for the Therma-Wave option by the successor corporation. If the outstanding options are not assumed or substituted for by the successor corporation, the compensation committee will provide for the optionee to have the right to exercise the option for all the optioned stock, including shares as to which it would not yet otherwise be exercisable. If the compensation committee makes an option exercisable in full in the event of a merger or sale of assets, the compensation committee will notify the optionee that the option will be fully exercisable for a period of 15 days from the date of the notice, and the option will terminate upon the expiration of the fifteen-day period.

How Is the 2000 Plan Amended?

    The 2000 Plan may be amended, suspended or terminated by the board at any time. Amendments may also require stockholder approval according to the law. No amendment or termination of the 2000 Plan will effect the rights of any person who has received options under the 2000 Plan unless agreed to by the person who has received the options.

What are the Federal Tax Consequences of Options Granted under the 2000 Plan?

    Under current United States laws, in general, recipients of options to purchase stock under the 2000 Plan are taxed upon their receipt of common stock on the exercise of the options at ordinary income tax rates. Subject to Section 162(m) of the of the federal tax code, Therma-Wave will be entitled to an income tax deduction with respect to the amounts taxable to these recipients.

Where Can I Find a Copy of the Entire 2000 Plan?

    The summary we have included about the 2000 Plan is qualified in its entirety by reference to the 2000 Plan, which is filed as an exhibit to our Annual Report on Form 10-K for the year ended April 2, 2000 and is incorporated into this proxy statement by reference.

What Vote Is Required to Approve the Amendment to the 2000 Plan?

    Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock represented at and entitled to vote at the meeting.

    This Proposal No. 2, if approved, would increase the number of shares of common stock available for option grants under the 2000 Plan. There are currently 300,000 shares of our common stock authorized for issuance under the 2000 Plan plus any shares returned to the company as a result of terminated options and plus an annual increase of one percent of the company's outstanding shares. Of that number, 224,086 shares have already been granted, leaving only 74,914 shares available for future grant. This amendment would increase the number of shares of common stock authorized for issuance under the 2000 Plan by 3,000,000 to a total of 3,300,000 plus any shares returned to the company as a result of terminated options and plus an annual increase of one percent of the company's outstanding shares.

    We believe that the 2000 Plan should be amended to increase the number of shares authorized for issuance in order to be able to continue to provide valuable employees the opportunity to purchase our common stock. The continued ability to allow employees to participate in the 2000 Plan would provide us with a valuable tool to help attract new employees. In addition, an expanded stock pool available under the 2000 Plan will enable us to provide additional incentives to those employees who have been responsible for our development and financial success and who will help us meet our goals in the future.

    Your ratification of the board of directors' amendment to the 2000 Plan will enable us to continue our strategy of using stock incentives to secure and retain employees of outstanding ability both now and in the future. The attraction and retention of these individuals is vital to the success of our business.

    The board of directors recommends a vote FOR approval of the amendment to the 2000 Equity Incentive Plan to increase the number of shares authorized for issuance as set forth in Proposal No. 2.

                                 OTHER MATTERS

    We do not know of any matters to be presented at the Annual Meeting other than those discussed in this proxy statement. If, however, other matters are properly brought before the Annual Meeting, your proxy representatives will be able to vote those matters in their discretion.


-------------------------------------------------------------------------------
                               OTHER INFORMATION
-------------------------------------------------------------------------------

                             PRINCIPAL STOCKHOLDERS

    The table on the next page sets forth certain information regarding the equity ownership of the company as of June 15, 2000 by:

     . each person or entity who beneficially owns five percent or more of a class of capital stock;

     .  each director and each of the Named Executives (as described on page
        13); and

     . all Named Executives (as described on page 13), directors and all other executive officers of the company as a group.

    Unless otherwise stated, each of the persons named in the table has sole or shared voting and investment power with respect to the securities beneficially owned.

                          PRINCIPAL STOCKHOLDERS TABLE

                                             SHARES BENEFICIALLY OWNED
                                             -------------------------
                                             NUMBER OF  PERCENTAGE OF
NAME AND ADDRESS                              SHARES      OWNERSHIP
-------------------------------------------  ---------  --------------
PRINCIPAL STOCKHOLDERS:

Bain Capital Funds (1)....................   6,952,500           29.4%
  c/o Bain Capital, Inc.
  Two Copley Place
   Boston, Massachusetts 02116

Sutter Hill Ventures (2)..................   2,062,266            8.7%
   755 Page Mill Road
   Palo Alto, California 94304


DIRECTORS AND NAMED EXECUTIVES:

Allan Rosencwaig (3)......................   2,590,966           10.9%

Martin M. Schwartz (4)....................     117,900             *

Jon L. Opsal (5)..........................     284,823            1.2%

W. Lee Smith (6)..........................     252,953            1.1%

Raymond Osofsky (7).......................      43,850             *

G. Leonard Baker, Jr. (8).................   2,062,266            8.7%

David Dominik (9).........................   2,046,474            8.6%

Ian K. Loring (10)........................   2,046,474            8.6%

All directors, Named Executives and
all other executive officers
as a group (12 persons)...................   7,889,707           33.3%


*   Less than one percent.
(1) Includes: 1,361,275 shares of common stock held by Bain Capital Fund V, L.P. ("Fund V"); 3,544,751 shares of common stock held by Bain Capital Fund V-B, L.P. ("Fund V-B"); 761,440 shares of common stock held by BCIP Associates ("BCIP"); and 1,285,034 shares of common stock held by BCIP Trust Associates L.P. ("BCIP Trust" and Fund V, Fund V-B and BCIP have been defined herein as the "Bain Capital Funds").
(2)  Also includes shares held by affiliates and related parties of Sutter Hill.
(3) The 2,590,966 shares of common stock in the table include: (i) 671,875 shares of common stock which are subject to vesting; and (ii) 671,875 shares of common stock that can be acquired upon the exercise of outstanding options. The address of Dr. Rosencwaig is c/o Therma-Wave, Inc., 1250 Reliance Way, Fremont, California 94539.
(4) The 117,900 shares of common stock in the table include 117,500 shares of common stock that can be acquired upon the exercise of outstanding options.
(5) The 284,823 shares of common stock in the table include: (i) 127,656 shares of common stock which are subject to vesting; and (ii) 127,656 shares of common stock that can be acquired upon the exercise of outstanding options.
(6) The 252,953 shares of common stock in the table include: (i) 100,781 shares of common stock which are subject to vesting; and (ii) 100,781 shares of common stock that can be acquired upon the exercise of outstanding options.
(7) The 43,850 shares of common stock in the table include (i) 12,883 shares of common stock which are subject to vesting, and (ii)30,885 shares of common stock that can be acquired upon the exercise of outstanding options.
(8) Mr. Baker is a Managing Director of the General Partner of Sutter Hill. As a result, the shares of common stock acquired by Sutter Hill may be deemed to be beneficially owned by Mr. Baker, who disclaims beneficial ownership of any of these shares in which he will not have a pecuniary interest. The address of Mr. Baker is c/o Sutter Hill Ventures, 755 Page Mill Road, Palo Alto, California 94304.
 (9) Mr. Dominik (or affiliated entities) is a special limited partner of the general partner of BCIP and BCIP Trust and, accordingly, may be deemed to beneficially own shares owned by these funds. Mr. Dominik disclaims beneficial ownership of any of these shares in which he does not have a pecuniary interest. The address of Mr. Dominik is c/o Bain Capital, Inc., Two Copley Place, Boston, Massachusetts 02116.
(10) Mr. Loring is a general partner of BCIP and BCIP Trust and, accordingly, may be deemed to beneficially own shares owned by these funds. Mr. Loring disclaims beneficial ownership of any of these shares in which he does not have a pecuniary interest. The address of Mr. Loring is c/o Bain Capital, Inc., Two Copley Place, Boston, Massachusetts 02116.

                                   MANAGEMENT

EXECUTIVE OFFICERS

NAME OF OFFICER                      AGE                          POSITIONS HELD
-----------------------------------  ---  ---------------------------------------------------------------
Allan Rosencwaig                      59  With Therma-Wave:
   Chairman of the Board and              .  Chairman of the Board since 1982
    Chief Technology Officer              .  Chief Technology Officer since July 1999
                                          .  Chief Executive Officer from 1982 to 1999
                                          .  President from1982 to 1998
                                          .  Co-founder in 1982

Martin M. Schwartz                    55  With Therma-Wave:
  President, Chief Executive              .  Chief Executive Officer since July 1999
   Officer and Director                   .  President, Chief Operating Officer and Director since 1998
                                          With Others:
                                          .  President, Chief Executive Officer and Director of
                                             Southwall Technologies Inc. from 1994 to 1998

L. Ray Christie                       56  With Therma-Wave:
  Vice President, Chief Financial         .  Vice President, Chief Financial Officer and Secretary since
   Officer and Secretary                     1998
                                          With Others:
                                          .  Vice President, Chief Financial Officer and Secretary of
                                             Southwall Technologies Inc. from 1996 to 1998
                                          .  Vice President of a subsidiary of California Microwave,
                                             Inc. from 1993 to 1996
                                          .  Controller of Southwall Technologies Inc. from 1990 to 1993

David Mak                             43  With Therma-Wave:
  Vice President, Factory                 .  Vice President, Factory Operations since 1996
   Operations                             .  Director of Manufacturing from 1994 to 1996
                                          .  Manufacturing Manager from 1993 to 1994
                                          .  Production Manager from 1992 to 1993

Jon L. Opsal                          59  With Therma-Wave:
  Vice President, Research and            .  Vice President, Research and Development since 1994
   Development                            .  Director of Research from 1993 to 1994
                                          .  Physics Group Manager from 1982 to 1993

Raymond Osofsky                       49  With Therma-Wave:
  Vice President, Engineering             .  Vice President, Engineering since 1998
                                          .  Director of Engineering from 1997 to 1998
                                          .  Director of Opti-Probe Engineering from 1994 to 1997
                                          .  Opti-Probe Program Manager from 1993 to 1994

W. Lee Smith                          51  With Therma-Wave:
  Vice President, Marketing and           .  Vice President, Marketing and Product Management since 1998
   Product Management                     .  Vice President, Strategic Marketing from 1993 to 1998
                                          .  Vice President, Product Development from 1988 to 1993

David Willenborg                      50  With Therma-Wave:
  Vice President, Software                .  Vice President, Software Development since 1998
   Development                            .  Vice President, Marketing from 1996 to 1998
                                          .  Vice President, Technology from 1986 to 1996

William E. Warren                     34  With Therma-Wave:
  Vice President, Corporate               .  Vice President, Corporate Technical Services and North
   Technical Services and North              American Field Operations since 2000
   American Field Operations              .  Director, North American Field Operations from 1998 to 2000
                                          .  Various positions from 1982 to 1998


COMPENSATION

     Executive officers of the company are elected by and serve at the discretion of the board. The following table shows information concerning the compensation paid or accrued for the fiscal year ended April 2, 2000 for the Chief Executive Officer and each of the four other most highly compensated executive officers of the company as of the end of fiscal 2000 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                 ANNUAL                               COMPENSATION
                                              COMPENSATION                              AWARDS
                                          ---------------------                       ------------
                                                                                       SECURITIES
                                  FISCAL                             OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND POSITION                  YEAR    SALARY    BONUS ($)   COMPENSATION ($) (1)  OPTIONS (#)   COMPENSATION ($)
--------------------------------  ------  --------  -----------  --------------------  -----------  ------------------
Allan Rosencwaig (2)                2000  $490,106  $656,755(3)           --                                $79,942(4)
   Chairman of the Board and        1999   429,236        --              --                   --            63,245(4)
   Chief Technology Officer         1998   417,508   318,623(3)           --              671,875            41,285(4)

Martin M. Schwartz (2)              2000  $336,728  $430,332(3)           --              150,000             1,263(5)
   President and                    1999   161,042        --              --              200,000                --
   Chief Executive Officer          1998

Jon L. Opsal                        2000  $205,401  $ 96,000(3)           --                   --             1,247(6)
   Vice President,                  1999   192,532        --              --                   --             1,262(6)
   Research and Development         1998   186,482    68,247(3)           --              127,656               792(6)

W. Lee Smith                        2000  $179,942  $ 90,000(3)           --                                  2,169(6)
   Vice President,                  1999   161,680        --              --                   --             2,914(6)
   Marketing and Product            1998   143,422    72,701(7)           --              100,781             1,376(6)
   Management

Raymond Osofsky                     2000  $180,613  $ 83,000(3)           --               25,000                --
   Vice President, Engineering      1999   148,316        --              --               20,000                --
                                    1998   146,127    35,200(3)           --               19,365                --

________________

(1) None of the perquisites and other benefits paid to each named executive officer exceeded the lesser of $50,000 or 10% of the total annual salary and bonus received by each named executive officer. Does not include amounts received by the named executive officers during fiscal 1998 from our prior owner.
(2) Mr. Schwartz joined Therma-Wave in August 1998 as Therma-Wave's President and Chief Operating Officer. Dr. Rosencwaig served as our Chief Executive Officer from January 1982 through July 1999. In July 1999, Mr. Schwartz began serving as Therma-Wave's Chief Executive Officer and Dr. Rosencwaig began serving as Therma-Wave's Chief Technology Officer.
(3) Reflects bonuses earned by Messrs. Rosencwaig, Schwartz, Opsal, Smith and Osofsky in fiscal 1998 and 2000 as a result of Therma-Wave achieving performance targets in fiscal 1998 and 2000, respectively.
(4) Includes insurance premiums paid by us on behalf of Dr. Rosencwaig of $9,669, $7,671 and $26,978 for fiscal 1998, 1999 and 2000, respectively.
    The balance represents imputed interest on outstanding borrowings from Therma-Wave.
(5) Includes insurance premiums paid by us on behalf of Mr. Schwartz for fiscal 2000.
(6) Reflects imputed interest on outstanding borrowings from Therma-Wave.
(7) Reflects commissions earned by Mr. Smith during fiscal 1998.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table shows information regarding stock options granted by the company to the Named Executives during the company's last fiscal year:

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                      NUMBER OF                                                              ANNUAL RATE OF STOCK
                      SECURITIES    % OF TOTAL    EXERCISE       MARKET                     PRICE APPRECIATION FOR
                      UNDERLYING      OPTIONS        OR           PRICE                          OPTION TERM
                      OPTIONS       GRANTED IN    BASE PRICE    ON DATE OF     EXPIRATION         -----------
NAME                  GRANTED (A)   FISCAL YEAR   ($/SHARE)     GRANT (B)       DATE (C)       5%($)         10%($)
--------------------  -----------   -----------  -----------   ------------   ----------   -----------    -----------

Allan Rosencwaig               --            --            --             --           --            --              --

Martin M. Schwartz        150,000          10.8%        $6.00          $6.00      7/20/09   $566,000 (d)  $1,434,000 (d)

Jon L. Opsal                   --            --            --             --           --            --              --

W. Lee Smith                   --            --            --             --           --            --              --

Raymond Osofsky            25,000           1.8%        $7.00          $7.00       5/5/09   $110,000 (e)  $279,000 (e)

________

(a) All options listed in the table vest in four or five equal installments beginning on the first anniversary of their grant date.
(b) Market price on the date of grant was determined by our board of directors based upon a good faith estimate.
(c) Options will expire on the earlier of 90 days after the date of termination of employment or the date indicated above.
(d) Amounts reflect assumed rates of appreciation set forth in the executive compensation disclosure rules of the SEC. Actual gains, if any, on stock option exercises depend on future performance of our stock and overall market conditions. At an annual rate of appreciation of 5% per year for the option term, the price of the common stock would be approximately $9.77 per share. At an annual rate of appreciation of 10% per year for the option term, the price of the common stock would be approximately $15.56 per share.
(e) Amounts reflect assumed rates of appreciation set forth in the executive compensation disclosure rules of the SEC. Actual gains, if any, on stock option exercises depend on future performance of our stock and overall market conditions. At an annual rate of appreciation of 5% per year for the option term, the price of the common stock would be approximately $11.40 per share. At an annual rate of appreciation of 10% per year for the option term, the price of the common stock would be approximately $18.16 per share.

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table shows information for the Named Executives concerning stock option exercises during the company's last fiscal year and options outstanding at the end of the last fiscal year:

                                                           NUMBER OF        VALUE OF UNEXERCISED
                                                     SECURITIES UNDERLYING      IN-THE-MONEY
                                                      UNEXERCISED OPTIONS        OPTIONS AT
                                                      AT FISCAL YEAR END    FISCAL YEAR END($)(A)
                                                     ---------------------  ---------------------
                      SHARES ACQUIRED     VALUE         UNEXERCISABLE/         UNEXERCISABLE/
NAME                    ON EXERCISE    REALIZED ($)       EXERCISABLE            EXERCISABLE
--------------------  ---------------  ------------  ---------------------  ---------------------
Allan Rosencwaig             --            --                    0/671,875           0/22,843,750

Martin M. Schwartz           --            --              232,500/117,500    7,905,000/3,995,000

Jon L. Opsal                 --            --                    0/127,656            0/4,340,304

W. Lee Smith                 --            --                    0/100,781            0/3,426,554

Raymond Osofsky              --            --                33,748/30,885    1,147,432/1,050,090


_______________________
(a)  Based on the closing price of the common stock at March 31, 2000.

EMPLOYMENT AGREEMENTS OF NAMED EXECUTIVES

Mr. Rosencwaig

     In connection with our recapitalization in May 1997, through which Bain Capital, Inc., Sutter Hill Ventures and our senior management team acquired a majority of the stock of the company, we entered into an employment agreement with Dr. Allan Rosencwaig. The employment agreement provides that Dr. Rosencwaig will serve as the Chairman of the Board, President and Chief Executive Officer for a period that will end on the fifth anniversary of the consummation of the recapitalization. In August 1998, however, the board and Dr. Rosencwaig agreed that Mr. Schwartz would be appointed to the position of President, and in July 1999, the board and Dr. Rosencwaig agreed that Mr. Schwartz would be appointed to the position of Chief Executive Officer and Dr. Rosencwaig would be appointed to the position of Chief Technology Officer. The employment period established under the employment agreement will automatically terminate upon Dr. Rosencwaig's resignation, death or disability or termination for good reason, or upon termination by us, with or without cause. Under the employment agreement, Dr. Rosencwaig will receive:

     . an annual base salary of at least $400,000, subject to annual review by the board and annual increases beginning in 1998;

     . an annual bonus based upon our achievement of operating targets and the attainment of individual goals by Dr. Rosencwaig, each to be determined by the board on an annual basis; and

     . customary fringe benefits.

In addition, Dr. Rosencwaig is also entitled to receive a deferred payment in the event we achieve operating targets.

     The Board of Directors has approved a six month leave of absence from the company for Dr. Rosencwaig for personal and health-related reasons. During this leave, Dr. Rosencwaig will continue to serve as Chairman of the Board and will continue to receive his current base salary, a bonus of 50% of his base salary and existing benefits. Dr. Rosencwaig is expected to begin his leave of absence in August 2000.

     If the employment period is terminated by us without cause, by Dr. Rosencwaig for good reason or as a result of his disability, Dr. Rosencwaig will be entitled to receive his then current base salary, a bonus equal to 50% of his base salary and fringe benefits for 30 months following the termination. This 30-month period is referred to herein as the "severance period." If the employment period is terminated by us for cause or if Dr. Rosencwaig resigns without good reason, Dr. Rosencwaig will be entitled to receive his then current base salary through the date of termination. Under the employment agreement, Dr. Rosencwaig has agreed not to:

     .  compete with us during the period in which he is employed by us;

     . disclose any confidential information during the period in which he is employed by us and for five years thereafter;

     . solicit any customer, supplier, licensee, licensor, franchisee or other business relation of ours while he is employed by us, during the severance period and for a period of 30 months thereafter; and

     . solicit or hire any of our management employees for a period of 30 months following the date of termination.

     In addition, Dr. Rosencwaig has agreed to disclose to us any and all inventions, as defined in his employment agreement, relating to our business conceived or learned by him during his employment and acknowledge that these inventions will be our property.

Messrs. Schwartz, Smith and Opsal

     We also entered into substantially similar employment agreements with Messrs. Smith and Opsal at the time of the recapitalization and with Mr. Schwartz in August 1998. Each of these employment agreements provides that the Named Executive will serve with Therma-Wave in his current position for a period that will end on the fifth anniversary of the consummation of the recapitalization or, in the case of Mr. Schwartz, August 2003; provided, however, that each Named Executive's employment period will automatically terminate upon the Named Executive's resignation, death or disability or termination for good reason (as defined therein), or upon termination by Therma-Wave, with or without cause (as defined therein). Under their respective employment agreements, Messrs. Schwartz, Smith and Opsal will receive:

     . an annual base salary of at least the following, subject to review by the board and our president or chief executive officer:

     NAME                       ANNUAL BASE SALARY
     -------------------------  ------------------

     Martin M. Schwartz.......       $265,000
     W. Lee Smith.............       $143,859
     Jon L. Opsal.............       $197,077

     . an annual bonus based upon our achievement of operating targets and the attainment of individual goals by each Named Executive, each to be determined by the board and our president or chief executive officer on an annual basis; and

     .  customary fringe benefits.

     As a result of his being promoted to Chief Executive Officer of Therma-Wave, Mr. Schwartz received an increase in his annual base salary to $350,000.

     In addition, Messrs. Smith and Opsal are also entitled to receive a deferred payment in the event we achieve operating results designated in their employment agreements.

     If the executive's employment is terminated by us without cause, by the Named Executive for good reason or as a result of his disability, the executive will be entitled to receive his then current base salary, a bonus equal to 30% to 37.5% of base salary and fringe benefits for 15 months or, in the case of Mr. Schwartz, 15 months if he is terminated after August 3, 2000 and 12 months if he is terminated before this time. These 15-month and 12-month periods are each referred to herein as an "executive severance period." If the Named Executive's employment is terminated by us for cause or if the Named Executive resigns without good reason, the Named Executive will be entitled to receive his then current base salary through the date of termination. Under these employment agreements, each Named Executive has agreed not to:

     .  compete with us during the period in which he is employed by us;

     . disclose any confidential information during the period in which he is employed by us and for all times thereafter;

     . solicit any customer, supplier, licensee, licensor, franchisee or other business relation of ours while he is employed by us, during the applicable executive severance period and for two years thereafter; and

     . solicit or hire any of our employees for a period of five years following the date of termination.

     In addition, Messrs. Schwartz, Smith and Opsal have agreed to disclose to us any and all inventions, as defined in their employment agreements, relating to our business conceived or learned by him during his employment with us and acknowledge that these inventions will be our property.

     We have no employment agreement with Mr. Osofsky.

LOANS TO EXECUTIVE OFFICERS

     In connection with our recapitalization, we made loans in an aggregate principal amount of $297,931.55 to senior management in connection with their purchase of shares of capital stock under the stock agreements. These loans are secured by a pledge of the shares of common stock owned by these executive officers and bear interest at a rate equal to the applicable federal rate at the time of the recapitalization. The loans are payable upon a sale of Therma-Wave or earlier under other similar circumstances.

     In addition, we made loans in connection with the recapitalization to executive officers to pay tax liabilities associated with the distribution they received from Toray Industries, Inc. as part of that recapitalization. These loans do not bear interest and mature upon the consummation of an "approved sale" of Therma-Wave, which is defined in the stock agreements to include a sale of all or substantially all of our assets determined on a consolidated basis or a sale of all of our capital stock to an independent third party or group of independent third parties, which has been approved by the holders of a majority of the shares of common stock held by the Bain Group, as defined in the stock agreements to include the Bain Capital Funds and Randolph Street Partners. Each loan must be prepaid in the event that the executive officer receives any cash dividends or distributions on the capital stock purchased under stock agreements in connection with the recapitalization or any proceeds from the transfer of the stock covered by these loans. The loans are secured by a pledge of the capital stock purchased under stock agreements in connection with the recapitalization.

     The following table sets forth the amount of each of these loans to the following Named Executives:

                       Amount of Loan
                    --------------------
Name                Stock Loan  Tax Loan
------------------  ----------  --------
Allan Rosencwaig..    $151,172  $874,000


Jon L. Opsal......      28,723    20,583

W. Lee Smith......      22,676    35,790

Raymond Osofsky...       2,899         -


     All of the foregoing loans were outstanding as of June 15, 2000, except the loans to Mr. Opsal which were repaid in May 2000.

ADVISORY AGREEMENT

     In connection with the recapitalization, we entered into an Advisory Agreement with Bain Capital, pursuant to which Bain Capital agreed to provide:

     .  general executive and management services;

     . identification, support, negotiation and analysis of acquisitions and dispositions;

     .  support, negotiation and analysis of financial alternatives;

     .  finance, marketing and human resource functions; and

     .  other services agreed upon by Therma-Wave and Bain Capital.

     In exchange for these services, Bain Capital received:

     . an annual management fee of $1.0 million, plus reasonable out-of-pocket expenses (payable quarterly); and

     . a transaction fee in connection with the consummation of each additional acquisition by us of an additional business in an amount equal to 1% of the aggregate transaction value.

     In connection with the recapitalization, Bain Capital received a transaction fee of $1,800,000. We paid fees to Bain Capital under the Advisory Agreement of $750,000 in fiscal 1998, $1,000,000 in fiscal 1999 and $750,000 in fiscal 2000. The Advisory Agreement had an initial term of ten years, subject to automatic one-year extensions unless we or Bain Capital provided written notice of termination. We terminated the Advisory Agreement for a one-time fee of $3,500,000 following our initial public offering.

                                  STOCK PLANS

1997 STOCK PURCHASE AND OPTION PLAN

     In connection with Therma-Wave's recapitalization in 1997, our board of directors adopted the Therma-Wave, Inc. 1997 Stock Purchase and Option Plan, or the "1997 Stock Plan," which authorizes the granting of stock options and the sale of common stock to employees, directors, consultants or advisors of Therma-Wave or our subsidiaries. Under the 1997 Stock Plan, the board is authorized to sell or otherwise issue any class or classes of common stock at any time prior to the termination of the 1997 Stock Plan in the quantity, at the price, on the terms and subject to the conditions as established by the board up to an aggregate of 5,311,212 shares of common stock, including shares of common stock with respect to which options may be granted, subject to adjustment upon the occurrence of specified events to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of these events. As of June 15, 2000, an aggregate of 1,118,092 shares of common stock were outstanding, and options to purchase an aggregate of 1,354,831 shares of common stock were outstanding, with exercise prices ranging from $4.00 to $15.89 per share, under the 1997 Stock Plan. No future options to purchase stock will be granted under the 1997 Stock Plan.

1997 EMPLOYEE STOCK PURCHASE AND OPTION PLAN

     On October 31, 1997, the board of directors approved the 1997 Employee Stock Purchase and Option Plan, or the "1997 Employee Stock Plan," which authorizes the granting of stock options and the sale of common stock to current employees, directors, consultants or advisors of Therma-Wave or our subsidiaries. The 1997 Employee Stock Plan authorizes the granting of stock options up to an aggregate of 2,067,538 shares of common stock, subject to adjustment upon the occurrence of specified events to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of these events.

     Options to purchase an aggregate of 1,583,333 shares of common stock were outstanding as of June 15, 2000 under the 1997 Employee Stock Plan. These options will vest and become exercisable in four equal installments beginning on the first anniversary of the grant date and continuing thereafter on an annual basis. Unvested options will terminate in the event that the optionee ceases to be employed with Therma-Wave and vested but unexercised options will terminate immediately if the optionee is terminated for cause or after 30 days, or another period as may be specified in any particular option agreement, if the optionee ceases to be employed by Therma-Wave for any other reason. As of the date of this prospectus, most of our option agreements provide that options will immediately terminate after 90 days if the optionee ceases to be employed by Therma-Wave for any reason other than cause. All of the options granted have an exercise price equal to the fair market value of the common stock on the date of grant. No future options to purchase stock will be granted under the 1997 Employee Stock Plan.

1997 SPECIAL EMPLOYEE STOCK PURCHASE AND OPTION PLAN

     On October 31, 1997, our board of directors approved the 1997 Special Employee Stock Purchase and Option Plan, or the "1997 Special Employee Stock Plan," which authorizes the granting of stock options and the sale of common stock to employees, directors, consultants or advisors of Therma-Wave or our subsidiaries. The 1997 Special Employee Stock Plan authorizes the granting of stock options up to an aggregate of 106,250 shares of common stock, subject to adjustment upon the occurrence of specified events to prevent any dilution or expansion of the rights of participants that might otherwise result from the occurrence of these events. Options to purchase an aggregate of 42,875 shares of common stock were outstanding as of June 15, 2000 under the 1997 Special Employee Stock Plan. These options will vest and become exercisable in four equal installments beginning on the first anniversary of the grant date and continuing thereafter on an annual basis. Unvested options will terminate in the event that the optionee ceases to be employed by Therma-Wave and vested but unexercised options will terminate immediately if the optionee is terminated for cause or after 30 days, or another period as may be specified in any particular option agreement, if the optionee ceases to be employed by Therma-Wave for any other reason. As of the date of this prospectus, most of our option agreements provide that options will immediately terminate after 90 days if the optionee ceases to be employed by Therma-Wave for any reason other than cause. All of the options granted have an exercise price equal to the fair market value of the common stock on the date of grant. No future options to purchase stock will be granted under the 1997 Special Employee Stock Plan. The 1997 Special Employee Stock Plan and the 1997 Employee Stock Plan are referred to herein as the "1997 Plans."

EMPLOYEE STOCK PURCHASE PLAN

     The 2000 Employee Stock Purchase Plan, or the "ESPP," was adopted by our board of directors and our stockholders on January 31, 2000 and February 2, 2000, respectively. The ESPP was established to give employees desiring to do so a convenient means of purchasing shares of common stock through payroll deductions or lump sum cash payments. The ESPP provides an incentive to participate by permitting purchases at a discounted price. We believe that ownership of stock by employees will foster greater employee interest in the success, growth and development of Therma-Wave. A total of 500,000 shares of our common stock was reserved for issuance under the ESPP, which is intended to qualify under Section 423 of the Internal Revenue Code. The ESPP is implemented through a series of overlapping offering periods of 24 months in duration, with new offering periods (other than the first offering period) commencing on April 1, July 1, October 1 and January 1 of each year. Each offering period will consist of eight consecutive purchase periods of three months duration. The initial offering period, however, is expected to commence on the date of this offering and end on March 31, 2002, and the initial purchase period ended on March 31, 2000. The ESPP is administered by our board of directors or at the option of the board may be administered by a committee appointed by the board. Our employees, including officers and employee directors, and the employees of any majority-owned subsidiary designated by our board of directors, are eligible to participate in the ESPP if they are employed by us or any majority-owned subsidiary for at least 20 hours per week and more than five months per year. The ESPP permits eligible employees to purchase shares of our common stock through payroll deductions or lump sum cash payments, which may not exceed 15% of an employee's compensation, at a price equal to the lower of 85% of the fair market value of our common stock at the beginning of each offering period or at the end of the applicable purchase period. In circumstances described in the ESPP, the purchase price may be adjusted during an offering period to avoid our having to incur adverse accounting charges. Employees may end their participation in the offering at any time during the offering period, and participation in the ESPP ends automatically upon termination of employment with us. Unless terminated earlier by our board of directors, the ESPP will have a term of ten years.

401(k) PLAN

     The company has a retirement plan under Section 401(k) of the Internal Revenue Code covering substantially all employees. Discretionary company contributions accrued, which are based on achieving operating profit goals, were $566,000, $0 and $400,000 in fiscal 1998, 1999 and 2000, respectively.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP, who have been our independent public accountants for the past two fiscal years, have again been selected by the audit committee to be Therma-Wave's independent public accountants for fiscal year 2001. Members of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement if they so desire and to answer any appropriate questions.



                               BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     The board has three standing committees: the compensation committee, the audit committee and the nominating committee.

     The duties of the compensation committee include providing a general review of our compensation and benefit plans to ensure that they meet corporate objectives. In addition, the compensation committee reviews the chief executive officer's recommendations on (1) compensation of all of our officers and (2) adopting and changing major compensation policies and practices, and reports its recommendations to the whole board of directors for approval and authorization. The compensation committee also administers our stock plans. The board may establish other committees to assist in the discharge of the responsibilities of the compensation committee. Present members of the compensation committee are Messrs. Baker and Dominik (neither of whom is an employee of the company). The compensation committee did not meet during fiscal 2000.

     The audit committee makes recommendations to the board of directors regarding the independent auditors to be nominated for election by the stockholders and reviews the independence of the auditors, approves the scope of the annual audit activities of the independent auditors, approves the audit fee payable to the independent auditors and reviews the audit results with the independent auditors. The audit committee is currently comprised of Messrs. Dominik and Baker. Mr. Baker is considered independent from the company. Mr. Dominik has recently left his position as Managing Director of Bain Capital, Inc. and the board believes he is able to exercise independent judgment in the exercise of his duties on the audit committee. PricewaterhouseCoopers LLP presently serves as our independent auditors. The audit committee had three meetings during fiscal 2000. The audit committee Charter is included as Annex B to this proxy statement.

     Therma-Wave's nominating committee recommends individuals to serve on the board of directors when a vacancy occurs. The nominating committee met [twice] during fiscal 2000. Messrs. Rosencwaig and Baker serve on the nominating committee. While the nominating committee is responsible for recommending candidates for election as directors at the Annual Meeting, stockholders also have an opportunity to nominates candidates for election to the board. In general, any stockholder wishing to do so must send notice of the intent to make a nomination to the secretary of Therma-Wave at least 60 but not more than 90 days prior to the first anniversary of the date of the previous year's Annual Meeting. The notice must contain biographical information about the nominee as required by the securities laws and regulations of the United States and also information identifying the stockholder making the nomination and any beneficial owners on whose behalf the nomination is made. Further details about how a stockholder may nominate a person to serve on the board of directors can be found in the company's bylaws.

DIRECTOR COMPENSATION

     Directors serving on the board of directors are currently not entitled to receive any compensation for serving on the board. Directors are reimbursed for
their out-of-pocket expenses incurred in connection with their services.   In
the future, directors who are not employees of Therma-Wave or who are not otherwise affiliated with us or our principal stockholders may receive compensation that is commensurate with arrangements offered to directors of companies that are similar to Therma-Wave. Compensation arrangements for independent directors established by our board could be in the form of cash payments and/or option grants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation arrangements for each of our executive officers was established pursuant to the terms of the respective employment agreements between us and each executive officer. The terms of the employment agreements were established pursuant to arms-length negotiations between representatives of Bain Capital, Inc. and each executive officer, except the agreement relating to Mr. Schwartz, which was negotiated with Therma-Wave and approved by the board. In the future, any changes in the compensation arrangements of our executive officers will be determined by the compensation committee.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

     Therma-Wave has agreed to provide indemnification for our board members and executive officers beyond the indemnification provided for in the Delaware General Corporation Law as provided for in Therma-Wave's Amended and Restated Certificate of Incorporation and bylaws.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS IN
1999

     Section 16(a) of the Securities Exchange Act of 1934 requires Therma-Wave's directors, executive officers and greater-than-ten-percent stockholders to file reports with the SEC regarding changes in beneficial ownership of Therma-Wave common stock and to provide Therma-Wave with copies of the reports. Based on the company's review of these reports and of certifications furnished to us, the company believes that all of these reporting persons complied with the filing requirements for 2000, except that the Form 4s for Messrs. Rosencwaig, Schwartz, Christie and Smith pertaining to purchases of 500 shares of stock by each in the month of February which were filed one business day late.


                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     Under the rules of the SEC, this compensation committee report is not deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filings with the SEC.

     The following report has been submitted by the compensation committee of the board:

     The compensation committee was established in January 2000 in connection with Therma-Wave's initial public offering. The compensation committee is currently comprised of Messrs. Dominik and Baker.

     The compensation committee is responsible for:

          . reviewing the recommendations of the company's chief executive officer on compensation levels of all other officers of the company;

          . adopting and changing compensation policies and practices of the company and reporting its recommendations to the full board; and

          .  administering the company's stock plans.

     In reviewing the company's compensation programs, the compensation committee intends to adhere to a compensation philosophy that focuses management on achieving financial and operating objectives which provide long-term stockholder value. The company's executive compensation programs are designed to align the interest of senior management with those of the company's stockholders. There are three key components to executive compensation:

          .  base salary,

          .  annual bonus and

          .  long-term equity incentives.

     The Committee has set forth below a discussion as to how the executive officers' compensation was determined. In making its recommendations to the full board concerning adjustments to compensation levels, the compensation committee intends to consider the financial condition and operational performance of the company during the prior year.

     Base Salary. In fiscal 2000, the base salary for each executive officer of the Company was determined based on the expected level of responsibility of the executive officer and competitive market conditions in accordance with the officer's employment agreement.

     Annual Bonus. Each executive officer of the company is eligible to earn a bonus based upon individual performance during the fiscal year and the company's performance generally. The compensation committee considers the achievement of the net income goals to gauge the company's performance generally and the attainment of individual goals and objectives related to the officer's area of oversight to determine individual achievement.

     Long-term Equity Incentives. Therma-Wave has a number of long-term equity incentive plans under which officers and employees may hold grants of stock or options to purchase stock of the company. Officers currently hold grants of stock and options to purchase stock under the 1997 Stock Purchase and Option Plan, the 1997 Employee Stock Purchase and Option Plan and the 2000 Equity Incentive Plan and may be granted options in the future to purchase stock under the 2000 Equity Incentive Plan. No additional stock purchase rights or options to purchase stock will be granted to officers under the 1997 Stock Purchase and Option Plan or the 1997 Employee Stock Purchase and Option Plan. The compensation committee has broad authority to award equity-based compensation arrangements to any eligible employee, consultant or advisor of the Company. Since the ultimate value of stock options bears a direct relationship to the market price of the common stock, the compensation committee believes that awards under the 2000 Equity Incentive Plan are an effective incentive for the company's management to create value for the company's stockholders.

     The foregoing report has been approved by all members of the compensation committee.

                              G. Leonard Baker, Jr.
                              David Dominik

                             AUDIT COMMITTEE REPORT

     The following report has been submitted by the audit committee of the board:

     The audit committee was established by the board in January 2000 in
connection with the Company's initial public offering.   The audit committee is
currently comprised of Messrs. Dominik and Baker.

     The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing

          . the financial information that will be provided to the stockholders and others;

          . the systems of internal controls that management and the board have established; and

          .  all audit processes.

     The general responsibilities of the audit committee include

          . providing open avenues of communication between the independent accountants and the board,

          . reporting significant audit committee actions to the full board and making appropriate recommendations to the board and

          . conducting or authorizing investigations into matters within the audit committee's scope of responsibility including retaining independent counsel, accountants or others as necessary to assist in an investigation. The audit committee has adopted a charter that outlines these responsibilities and is set forth as Annex B to this proxy statement.

     During fiscal year 2000, the audit committee has received disclosure from PricewaterhouseCoopers LLP, our independent accountants regarding its relationships with the company. The audit committee has discussed the audited financial statements for fiscal year 2000 with the independent accountants, disclosed these audited financial statements to the company's management and discussed these financial statements with management.

     It is the recommendation of the audit committee that the company's audited financial statements for the fiscal year ended April 2, 2000 be included in the company's annual report on Form 10-K.

     The foregoing has been approved by all members of the audit committee.

                              David Dominik
                              G. Leonard Baker, Jr.

                               PERFORMANCE GRAPH

     The following graph shows the company's cumulative total stockholder return since the common stock became publicly traded on February 4, 2000. The graph assumes that the value of the investment in the company's common stock at its initial public offering price of $20.00 per share and each index was $100.00 on February 4, 2000.

  COMPARISON OF THE CUMULATIVE TOTAL RETURN AMONG NEUTRACEUTICAL INTERNATIONAL
               CORPORATION, THE CHASE H&Q SEMICONDUCTOR INDEX AND
                    THE NASDAQ NATIONAL MARKET (U.S.) INDEX





                       [LINE CHART GRAPHIC APPEARS HERE]




                                        Chase H&Q          NASDAQ National
                Therma-Wave, Inc.  Semiconductor Index   Market (U.S.) Index
                ------------------ -------------------   -------------------
Feb. 4, 2000                 $100               $   100              $   100

Apr. 2, 2000                 $170               $125.24              $107.04


                     SUBMISSION OF STOCKHOLDERS' PROPOSALS
                           AND ADDITIONAL INFORMATION

     Proposals of stockholders intended to be eligible for inclusion in the company's proxy statement and proxy card relating to the 2001 annual meeting of stockholders of the company must be received by the company on or before the close of business March 3, 2001. Any proposals should be submitted by certified mail, return receipt requested.

     Therma-Wave's bylaws provide that a stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders must give written notice to the Company's Secretary not less than 60 days nor more than 90 days prior to the meeting and that the notice must meet other requirements as specified in the bylaws. Any stockholder interested in making such a nomination or proposal should request a copy of the provisions of Therma-Wave's bylaws from the Secretary of the Company.

                       WHERE CAN I GET MORE INFORMATION?

     Therma-Wave files annual, quarterly and special reports, proxy statements and other information with the SEC. Therma-Wave's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Therma-Wave files with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may also obtain copies of any document Therma-Wave files at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

     Enclosed with this Proxy is a copy of Therma-Wave's Annual Report on Form 10-K for the fiscal year ended April 2, 2000, along with the accompanying financial statements and schedules. If you would like copies of any other recently filed documents, please direct your request to Investor Relations, Therma-Wave, Inc. 1250 Reliance Way, Fremont, California 94539, (510) 668-2200.

                                    ANNEX A
                  AMENDMENT TO THE 2000 EQUITY INCENTIVE PLAN

     It is proposed that Section 3 of the 2000 Equity Incentive Plan shall be restated in its entirety as follows:

          3. Shares Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is (a) 3,300,000 Shares, plus (b) any Shares returned to the Company's 1997 Stock Purchase and Option Plan, 1997 Employee Stock Purchase and Option Plan and 1997 Special Employee Stock Purchase and Option Plan (collectively, the "Existing Plans") as a result of termination of options under the Existing Plans, plus (c) an annual increase to be added on the date of each annual meeting of the stockholders of the Company, beginning with the 2000 annual meeting of the stockholders, equal to one percent (1.0%) of the outstanding Shares on such date or such lesser amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     Capitalized terms not defined herein have the meaning set forth in the 2000 Equity Incentive Plan.

                                    ANNEX B
                               THERMA-WAVE, INC.
                            AUDIT COMMITTEE CHARTER

The audit committee will be appointed by the board of directors. Only independent directors will serve on the audit committee. An independent director is free of any relationship that could influence his or her judgment as a committee member. Independence of the director will be determined by applying the rules established for companies listed on the Nasdaq National Market and as approved by the Securities Exchange Commission. When there is some doubt about independence, as, for example, when a member of the committee has a short-term consulting contract with a major customer or supplier, the director should excuse himself from any decisions that might be influenced by that relationship.

The primary function of the audit committee is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others, the systems of internal controls management and the board of directors have established and all audit processes.

 GENERAL RESPONSIBILITIES

     . The audit committee provides open avenues of communication between the independent accountants and the board of directors.

     . The audit committee must report significant committee actions to the full board of directors and may make appropriate recommendations.

     . The audit committee has the power to conduct or authorize investigations into matters within the committee's scope of responsibilities. The committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

     . The committee will meet a least four times each year, more frequently if circumstances make that preferable. The audit committee chairman has the power to call a committee meeting whenever he or she thinks there is a need. An audit committee member should not vote on any matter in which he or she is not independent. The committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

     . The committee will do whatever else is the law, the company's charter or bylaws or the board of directors require.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT ACCOUNTANTS

      . The audit committee will select the independent accountants for company audits. The committee's selection is subject to approval by the full board of directors. The audit committee also will review and set any fees paid to the independent accountants and review and approve dismissal of the independent accountants.

      . The audit committee will confirm and assure the independence of the independent accountants, including a review of management consulting services provided by the independent accountants and the fees paid for them. Each year the audit committee will review a formal written statement from the independent accountants delineating all relationships between the independent accountants and the company.

      . The audit committee will consider, in consultation with the independent accountants, the audit scope and procedural plans made by the independent accountants.

RESPONSIBILITIES FOR REVIEWING ANNUAL AUDITS AND QUARTERLY AND ANNUAL FINANCIAL STATEMENTS

      . The audit committee will ascertain that the independent accountants views the board of directors as its client, that it will be available to the full board of directors at least annually and that it will provide the committee with a timely analysis of significant financial reporting issues.

      . The audit committee will ask management and the independent accountants about significant risks and exposures and will assess management's steps to minimize them.

      . The audit committee will review the following with the independent accountants:

         . The adequacy of the company's internal controls, including computerized information system controls and security.

         . Any significant findings and recommendations made by the independent accountants, together with management's responses to them.

      . Shortly after the annual examination is completed, the audit committee will review the following with management and the independent accountants:

         .  The company's annual financial statements and related footnotes.

         . The independent accountant's audit of and report on the financial statements.

         . The auditor's qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

         . Any serious difficulties or disputes with management encountered during the course of the audit.

         . Anything else about the audit procedures or findings that GAAS requires the auditors to discuss with the committee.

      .  The Audit committee will consider and review with management:

         . Any significant findings during the year and management's responses to them.

         . Any difficulties the auditor encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

         . Any changes to the planned scope of the audit plan that the committee thinks advisable.

       . The audit committee will review annual filings with the SEC and other published documents containing the company's financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

       . The audit committee will review the interim financial reports with management and the independent accountants before those interim reports are released to the public or filed with the SEC or other regulators.

       . The audit committee will prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities and how the responsibilities were fulfilled.

PERIODIC RESPONSIBILITIES

       .  Review and update the committee's charter annually.

       . Review policies and procedures covering executive officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of those areas by the independent accountants.

       . Review, with the independent accountants, the results of their examination of compliance with the company's code of conduct.

       . Review legal and regulatory matters that may have a material effect on the organization's financial statements, compliance policies and programs and reports from regulators.

       . Meet with the independent accountants and management in separate executive sessions to discuss any matters the committee or these groups believe should be discussed privately with the audit committee.

                            THERMA-WAVE, INC. PROXY

       ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 31, 2000
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Allan Rosencwaig, Martin M. Schwartz, and L. Ray Christie, and each or any of them, proxies of the undersigned ("Proxy Representatives"), with full power of substitution, to vote all of the shares of Therma-Wave Inc., a Delaware corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting to be held at the Fremont Marriott, 46100 Landing Parkway, Fremont, California 94538 on Monday, July 31, 2000 at 11:00 a.m. (Pacific time) or at any adjournment or postponement thereof, as shown on the voting side of this card.

                               SEE REVERSE SIDE

[X] Please mark your votes as in this example

This proxy will be voted as specified. If a choice is not specified, this proxy will be voted FOR the nominees for Class I directors and FOR Proposal 2.

1.   Election of all nominees for Class I directors listed hereon.

          Nominees:      G. Leonard Baker, Jr.
                         Ian K. Loring

          [ ] FOR        [ ] WITHHELD

     For all nominees listed hereon, except vote withheld from the following nominee(s):


     _______________________________________________________________________

2.   Approval of the amendment to the 2000 Equity Incentive Plan.

          [ ] FOR           [ ] AGAINST         [ ] ABSTAIN

3. In their discretion, the Proxy Representatives are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     This Proxy should be dated, signed by the stockholder exactly as the stockholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

     Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



                         _____________________________

                         _____________________________
                         Signature(s)    Date